Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

SPAR Group, Inc.

Auburn Hills, Michigan

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2021, relating to the consolidated financial statements and financial statement schedule of SPAR Group, Inc., and its subsidiaries (the "Company") appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ BDO USA, LLP

Troy, Michigan

April 2, 2021